Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 15, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Perry Ellis International, Inc.‘s Annual Report on Form 10-K for the year ended February 1, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Miami, Florida

December 23, 2014